EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Advanced Electronic Support Products, Inc.
Miami, Florida

   We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 28, 1996 (except for Note 1
which is as of          , 199 ), relating to the consolidated financial
statements of Advanced Electronic Support Products, Inc. which is contained in that Prospectus.

   We also consent to the reference to us under the captions "Selected Financial Information" and "Experts" in the Prospectus.

                                          BDO Seidman, LLP

Miami, Florida,
January 21, 1997